Exhibit 99.1

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENT

Mark Fusco

THIS EMPLOYMENT AGREEMENT dated as of December 7, 2004 (this “Agreement”) is entered into between Aspen Technology, Inc., a Delaware corporation (“AspenTech”) and Mark Fusco (the “Executive”).

AspenTech considers it essential to the best interests of its stockholders to retain the services of the Executive, and that appropriate steps should be taken to reinforce and encourage the continued attention and dedication the Executive to his assigned duties.

In consideration of the premises and the mutual covenants herein contained, and for other valuable consideration, AspenTech and the Executive hereby agree as follows:

1.                                       Defined Terms.

The definitions of capitalized terms used in this Agreement are provided in the last section hereof.

2.                                       Term of Agreement.

This Agreement shall commence on the date hereof and shall continue in effect until the Termination Date.

3.                                       Employment.

AspenTech agrees to employ the Executive in the position of President and Chief Executive Officer. The Executive agrees, while employed hereunder, to perform his duties faithfully on a full-time basis and to the best of his ability.  The Executive will report to the Board of Directors and will remain a member of the Board of Directors.  The Executive’s official start date will be January 3, 2005.

It is also understood and agreed that the Executive may serve on civic, charity or corporate boards during his employment with AspenTech so long as it does not interfere with his duties as Director, President and Chief Executive Officer of AspenTech.

4.                                       Compensation.

As compensation for the Executive’s services during the Term, AspenTech shall pay the Executive an annual base salary, initially at the rate of $ 400,000 per year, subject to merit increases on an annual basis.

The Executive will have a bonus potential equal to $400,000.  For the first year the Executive will receive 50% of the bonus guaranteed ($200,000) upon completion of 6 months service, and the remaining 50% of the bonus guaranteed ($200,000) upon completion of one year service with AspenTech.  Such amounts will be payable within 30 days of June 30 and December 31, 2005 respectively.  After completion of the Executive’s first year of service, the bonus will be payable based on the Compensation Committee’s review of the Executive’s performance against established targets and at such time as other Executive bonuses are paid.

5.                                       Stock Options.

The Executive will receive an option to purchase 1,100,000 shares of AspenTech Common Stock upon grant by the AspenTech Compensation Committee.  The options shall be granted with 500,000 immediately vested, and 600,000 vesting at 1/16 at the end of each calendar quarter, beginning with the first full quarter following the date of grant.  These options will be granted no sooner than the third and no later than the tenth business day following the first date after the date hereof upon which (a) AspenTech shall have filed all reports required to be filed by AspenTech under Section 13 of the Securities Exchange Act of 1934, as amended, and (b) the Executive shall have become a full time employee of AspenTech.  The Executive will also be eligible to receive future grants of options, or if available, restricted stock or other equity awards, at the discretion of the Compensation Committee which, considering the Executive’s performance, will seek to provide the Executive with a level of equity participation comparable to other chief executive officers of comparable companies.

6.                                       Employee Benefits

The Executive will also be eligible to receive AspenTech’s standard Executive benefits including paid vacation (minimum 5 weeks), paid holidays, life, AD&D, long-term disability insurance, PPO medical and dental plans, 401K plan, and Executive Stock Purchase Plan.  Additional information regarding these plans is contained in plan documents and summaries that the Executive will be provided.  All benefits under these and any other company compensation or benefit plans are subject to the terms and conditions stated in the plan documents and summaries.  AspenTech reserves the right to modify, amend, or terminate any compensation or benefit plan at any time in its sole discretion.

7.                                       Corollary Agreements

7.1 AspenTech agrees to reimburse the Executive up to $10,000 for reasonable legal fees incurred in connection with the review of his employment arrangements.

7.2 AspenTech agrees that, in the event that the Executive’s bonus from Ajilon is not paid when due (on or before March 31, 2005), then it will pay Executive up to $200,000 upon assignment to AspenTech of Executive’s bonus claim in the amount of the payment made by AspenTech to Executive.

7.3 Contemporaneously herewith, the Executive is executing and delivering to AspenTech a Confidentiality And Non-Competition Agreement in the form attached as EXHIBIT 1.  The terms of such agreement are hereby incorporated and made a part of this Agreement, as if set forth herein.

8.                                       Payments After Termination or Change in Control.

8.1                                 If the Executive’s employment shall be terminated for any reason during the term of this Agreement, AspenTech shall pay the Executive’s full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by AspenTech during such period.

8.2                                 Subject to Section 8.3, AspenTech shall pay to the Executive the payments described in this Section 8.2 (the “Severance Payments”) upon the termination of the Executive’s employment during the term of this Agreement, whether prior to or following a Change in Control, in addition to the payments and benefits described in Section 8.1, unless such termination is (i) by AspenTech for Cause, (ii) by reason of death or disability, (iii) by the Executive without Good Reason, unless such resignation occurs within 180 days following a Change in Control, or (iv) after the Executive shall have attained age 70.  For the avoidance of doubt, in the event that either (A) AspenTech terminates the employment of the Executive without Cause, whether prior to or following a Change in Control, or (B) the Executive resigns for any reason, or for no reason, within 180 days following a Change in Control, the Executive shall be entitled to the Severance Payments as defined below and the other payments provided for in this Agreement.  In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefits otherwise payable to the Executive under any then existing broad-based executive severance plan, AspenTech shall pay to the Executive a lump sum Severance Payment, in cash, equal to two times the sum of (x) the higher of the Executive’s annual base salary in effect immediately prior to giving of Notice of Termination by AspenTech or the Executive, or in effect immediately prior to the occurrence of a Change in Control, as the case may be, and (y) the higher of the average of the annual bonuses paid to the Executive for the three years (or the number of years employed, if less) immediately preceding the giving of Notice of Termination by AspenTech or the Executive, or the occurrence of a Change in Control, as the case may be.  In lieu of any further life, disability, and accident insurance benefits otherwise due to the Executive, AspenTech shall pay to the Executive a lump sum amount, in cash, equal to the estimated cost to the Executive (as determined by AspenTech in good faith with reference to its most recent actual experience) of providing such benefits, to the extent that the Executive is eligible to receive such benefits immediately prior to the Notice of Termination, for a period of two years commencing on the Date of Termination.  AspenTech shall further pay all health insurance due to Executive for a period of two years commencing on the Date of Termination.

8.3           The payments provided for in Section 8.2 shall be made not earlier than (a) six (6) months and one day following the Date of Termination, or (b) the date of death of the Executive following the Date of Termination, nor later than fifteen (15) days following either such date.  Such payments shall bear interest at an annual rate equal to the prime rate as set forth in the Eastern edition of the Wall Street Journal on the Date of Termination, from such Date of Termination until the date of payment.

8.4                                 AspenTech also shall pay to the Executive reasonable legal fees and expenses incurred by the Executive to obtain or enforce any benefit or right provided by this Agreement, payable within thirty business days after delivery of the Executive’s written requests for payment accompanied with such evidence of fees and expenses incurred as AspenTech reasonably may require.

8.5                                 All compensation payable hereunder is intended to comply with Section 409A of the Internal Revenue Code and the parties intend that this agreement be interpreted consistently therewith.

9.                                       Certain Additional Payments by AspenTech.

9.1           Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with the termination of the Executive’s employment hereunder (all such payments and benefits, including without limitation, the Severance Payments and acceleration of stock options following Change in Control, the “Total Payments”) is determined to be subject (in whole or part) to the Excise Tax, then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including without limitation any income taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount equal to the Total Payments.  Notwithstanding the foregoing provisions of this Section 9.1, if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Total Payments do not exceed 110% of the greatest amount (the “Reduced Amount”) that could be paid to the Executive such that the receipt thereof would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Total Payments shall be reduced to the Reduced Amount.  In addition, AspenTech shall indemnify the Executive for any interest and/or penalties resulting from or applicable to the Total Payments hereunder, and/or the payments provided for in Section 7.2 hereof, as a result of Section 409A of the Internal Revenue Code of 1986, as amended.

9.2                                 All determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by AspenTech’s accountants or such other certified public accounting firm reasonably acceptable to AspenTech as may be designated by the Executive (the “Accounting Firm”) which shall provide detailed supporting calculations both to AspenTech and the Executive.

10.                                 Termination Procedures.

10.1                           Notice of Termination.  Any purported termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 14.  Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in the definition of Cause.  If the finding of Cause is capable of being cured, then the Executive shall have thirty (30) days to cure such finding after hearing with the Board.  The Executive may be terminated immediately upon a finding of Cause under 19.4 (ii) and (iii).

10.2                           Date of Termination.  “Date of Termination”, with respect to any purported termination of the Executive’s employment during the term of this Agreement, whether prior to or following a Change in Control, shall mean the date specified in the Notice of Termination (which, in the case of a termination by AspenTech otherwise than for Cause, shall not be less than thirty days and, in the case of a termination by the Executive, shall not be less than fifteen days nor more than sixty days, respectively, from the date such Notice of Termination is given).

11.                                 No Mitigation.

If the Executive’s employment by AspenTech is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by AspenTech pursuant to Sections 8 and 9.  Further, the amount of any payment or benefit provided for in Sections 8 and 9 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to AspenTech, or otherwise.

12.                                 Executive’s Covenants.

The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of AspenTech until the earliest of (i) a date which is three months from the date of such Potential Change of Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive’s employment for Good Reason, by reason of death or Retirement; or (iv) the termination by AspenTech of the Executive’s employment for any reason.

13.                                 Successors; Binding Agreement.

13.1                           In addition to any obligations imposed by law upon any successor to AspenTech, AspenTech will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of AspenTech to expressly assume and agree to perform this Agreement in the same manner and to the same extent that AspenTech would be required to perform it if no such succession had taken place but, except as to any such successor to AspenTech, neither this Agreement nor any rights or benefits hereunder may be assigned by AspenTech or by the Executive..  Failure of AspenTech to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from AspenTech in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive’s employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

13.2                           This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives.  If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s representatives.

14.                                 Notices.

For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To AspenTech:                                                            Aspen Technology, Inc.
Ten Canal Park
Cambridge, Massachusetts 02141
Facsimile:  617.577.0722
Attention:  Lead Director

With a copy to:                                                             General Counsel

Aspen Technology, Inc.

Ten Canal Park
Cambridge, Massachusetts 02141
Facsimile:  617.949.1717

To the Executive:                                                    Mr. Mark Fusco

155 Grove Street

Westwood, MA  02090

With a copy to:                                                             Lea B. Pendleton, Esq.

Morse, Barnes-Brown & Pendleton, P.C.

1601 Trapelo Road

Waltham, MA 02541

15.                                 Miscellaneous.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board.  Except as expressly provided herein, no waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, and this Agreement shall be an instrument under seal.  All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.  Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

16.                                 Entire Agreement; Amendment.

This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements, understandings, promises or representations made by either party concerning the subject matter of this Agreement.  This Agreement may be altered or amended or any provision hereof waived only by an agreement in writing signed by the party against whom enforcement of any alteration, amendment, or waiver is sought.  No waiver by any party of any breach of this Agreement shall be considered as a waiver of any subsequent breach.

17.                                 Settlement of Disputes; Arbitration.

All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing.  Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon.  Any and all disputes or controversies arising under or in connection with this Agreement or in connection with Executive’s employment with AspenTech shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.  The Executive shall, however, be entitled to seek specific performance of the Executive’s right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

18.                                 Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

19.                                 Definitions.

For purposes of this Agreement, the following terms shall have the-meanings indicated below:

19.1                           “AspenTech” shall mean Aspen Technology, Inc. and any successor to its business and/or assets which assumes or agrees to perform this Agreement, by operation of law or otherwise.

19.2                           “Beneficial owner” shall have the meaning defined in Rule 13d-3 under the Exchange Act.

19.3                           “Board” shall mean the Board of Directors of AspenTech.

19.4                           “Cause” for termination by AspenTech of the Executive’s employment,  shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive’s duties with AspenTech (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties, or (ii) the willful engaging by the Executive in gross misconduct which is demonstrably and materially injurious to AspenTech or any of its subsidiaries, monetarily or otherwise, or (iii) the entry of a plea of guilty or nolo contendere by the Executive to any felony.  No act, or failure to act, on the Executive’s part shall be deemed “willful” unless intentionally done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of AspenTech.

19.5                           A “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(a)                                  Continuing Directors constitute two-thirds or less of the membership of the Board, whether as the result of a proxy contest or for any other reason or reasons; or

(b)                                 Any Person is or becomes the Beneficial owner, directly or indirectly, of securities of AspenTech representing fifty percent or more of the combined voting power of AspenTech’s then outstanding voting securities; or

(c)                                  There is a change in control of AspenTech of a nature that would be required to be reported on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not AspenTech is then subject to such reporting requirement, including without limitation any merger or consolidation of AspenTech with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of AspenTech outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty-one percent or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of AspenTech or such surviving or parent entity outstanding immediately after such merger or consolidation and which would result in those persons who are Continuing Directors immediately prior to such merger or consolidation constituting more than two-thirds of the membership of the Board or the board of such surviving or parent entity immediately after, or subsequently at any time as contemplated by or as a result of, such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of AspenTech (or similar transaction) in which no Person acquired twenty-five percent or more of the combined voting power of AspenTech’s then outstanding securities; or

(d)                                 the stockholders of AspenTech approve a plan of complete liquidation of AspenTech or an agreement for the sale or disposition by AspenTech of all or substantially all of AspenTech’s assets (or any transaction having a similar effect).

19.6                           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

19.7                           “Compensation Committee” shall mean the Compensation Committee of the Board.

19.8                           “Continuing Director” shall mean any director (i) who has continuously been a member of the Board since not later than the date of a Potential Change in Control or (ii) who is a successor of a director described in clause (i), if such successor (and any intervening successor) shall have been recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

19.9                           “Date of Termination” shall have the meaning stated in Section 10.2 hereof.

19.10                     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

19.11                     “Excise Tax” shall mean the tax imposed by Section 4999 of the Code.

19.12                     “Executive” shall mean the individual named in the first paragraph of this Agreement.

19.13                     “Good Reason” for termination by the Executive of the Executive’s employment shall mean the occurrence (without the Executive’s express written consent) of any one of the following acts or failures to act by AspenTech unless, in the case of any act or failure to act described in paragraph (a), (e), (f) or (g) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof or, in the case of paragraph (c) below, such act is not objected to in writing by the Executive within four months after notification by AspenTech to the Executive of AspenTech’s intention to take the action contemplated by such paragraph (c):

(a)                                  the assignment to the Executive of duties inconsistent with the Executive’s status as chief executive officer of AspenTech after the Executive has notified the Board of his objection to such assignments and the Board has refused or fails without substantial reason to withdraw the assignment(s) within thirty days after such notification, or a substantial alteration, adverse to the Executive, in the nature or status of the Executive’s responsibilities (other than reporting responsibilities) from those in effect immediately prior to the Change in Control;

(b)                                 a reduction by AspenTech in the Executive’s annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of AspenTech and all senior executives of any Person in control of AspenTech;

(c)                                  AspenTech’s requiring the Executive to be based anywhere other than the Boston Metropolitan Area (or, if different, the metropolitan area in which AspenTech’s principal executive offices are located) except for required travel on AspenTech business to an extent substantially consistent with the Executive’s present business travel obligations;

(d)                                 the failure by AspenTech, without the Executive’s consent, to pay to the Executive any portion of the Executive’s current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of AspenTech, within fourteen days of the date such compensation is due;

(e) the failure by AspenTech to continue in effect any compensation plan in which the Executive participates which is material to the Executive’s total compensation, or the failure by AspenTech to continue the Executive’s participation therein on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive’s participation relative to other participants;

(f)                                    the failure by AspenTech to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of AspenTech’ s pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating, the taking of any action by AspenTech which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive, or the failure by AspenTech to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with AspenTech in accordance with AspenTech’s normal vacation policy in effect, or pursuant to this Agreement; or

(g)                                 any purported termination of the Executive’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 10.1.

19.15                     “Notice of Termination” shall have the meaning stated in Section 10.1.

19.16                     “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d). thereof; however, a Person shall not include (i) AspenTech or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an executive benefit plan of AspenTech or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to a registered offering of such securities in accordance with an agreement with AspenTech, or (iv) a corporation owned, directly or indirectly, by the stockholders of AspenTech in substantially the same proportions as their ownership of stock of AspenTech.

19.17                     “Potential Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(a)                                  AspenTech enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(b)                                 AspenTech or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(c)                                  any Person becomes the Beneficial Owner, directly or indirectly, of securities of AspenTech representing fifteen percent or more of the combined voting power of AspenTech’s then outstanding securities (entitled to vote generally for the election of directors); or

(d)                                 the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

19.18                     “Severance Payments” shall mean those payments described in Section 8.2 hereof.

19.19                     “Total Payments” shall mean those payments described in Section 9.1 hereof.

IN WITNESS WHEREOF, AspenTech and the Executive have executed and delivered this Agreement on the date first written above.

ASPEN TECHNOLOGY, INC.		MARK FUSCO

By:	/s/ Stephen Jennings	/s/ Mark Fusco
Stephen Jennings
Director